CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Auditors” and “Experts” and to the incorporation by reference of our report, dated May 22, 2008, on the financial statements and financial highlights of 1st Source Monogram Fund, 1st Source Monogram Income Equity Fund, and 1st Source Monogram Long/Short Fund (“1st Source Funds”) of the Coventry Group for the year ended March 31, 2008 included in the Combined Prospectus/Proxy Statement of the Coventry Group on Form N-14. We also consent to the incorporation by reference of our report, dated May 22, 2008, on the financial statements and financial highlights for the year ended March 31, 2008 of the 1st Source Funds of the Coventry Group on Form N-CSR of the Coventry Group (File No. 811-06526) filed with the Securities and Exchange Commission on June 6, 2008 included in the Statement of Additional Information of Form N-14 of the 1st Source Funds of the Coventry Group.

/s/ ERNST & YOUNG LLP

Columbus, Ohio

September 10, 2008